SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

ODYSSEY PICTURES CORPORATION

(Exact name of registrant as specified in its charter)

Texas		95-4269048

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18581 Dallas Parkway, Suite 600 Addison, Texas	75001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 308-8512

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

(a) Odyssey on January 22, 2007 delivered 14,000,000 shares of its Common Stock pursuant to a private sale  to Redcliffe Svenska, AB, a Swedish corporation. The consideration for the Common Stock was $0.01 per share for total gross proceeds of $220,000 which were used for the payment of debt. The debt has been paid and the Company is under an obligation to deliver an additional 8,000,000 shares of common stock for a total of 22,000,000 shares.

(b) In addition Odyssey, as a part of this private transaction, agreed to issue warrants on the same date to this same party to purchase a total of 2,000,000 shares of Common Stock. Such warrants can be exercised through June, 30 2009 for $0.06 per share.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 24, 2007

Odyssey Pictures Corporation

Registrant

By:	/s/ John Foster

CEO